                                   Exhibit 15







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Dear Sirs:


We are aware that Acme Metals Incorporated has included our report dated April 26, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-8 (Nos. 33-17235, 33-19437, 33-38747 and 33-30841). We are also aware of our responsibilities under the Securities Act of 1933.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP



May 9, 1995
Chicago, Illinois